EXHIBIT 99.1

This statement on Form 3 is filed by: (i) Wynnchurch Partners IV, L.P., (ii) Wynnchurch Management, Ltd. and (iii) John A. Hatherly.

Name of Designated Filer: Wynnchurch Partners IV, L.P.

Date of Event Requiring Statement: April 22, 2021

Issuer Name and Ticker or Trading Symbol: Latham Group, Inc. SWIM

Wynnchurch Partners IV, L.P.
By:	Wynnchurch Management, Ltd., its General Partner

By:	/s/ Christopher P. O’Brien
Name: Christopher P. O’Brien Title: Executive Vice President
Wynnchurch Management, Ltd.
By:	/s/ Christopher P. O’Brien
Name: Christopher P. O’Brien Title: Executive Vice President

John A. Hatherly

By:	/s/ John A. Hatherly